SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 26, 2002

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 2.  Acquisition or Disposition of Assets

        Derma Sciences, Inc. (referred to herein as the “Registrant”), amends its Current Report on Form 8-K filed September 10, 2002 concerning the acquisition by the Registrant of substantially all of the assets of Dumex Medical Inc. The purpose of the amendment is the filing of financial statements and exhibits required by Item 7 of Form 8-K and Item 310(c) of Regulation S-B.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

        The audited consolidated balance sheets as of December 31, 2001 and 2000 and audited consolidated statements of loss and retained earnings (deficit) and cash flows for the year ended December 31, 2001 and 2000 of Dumex Medical Inc. are filed herewith as Exhibit 99.1.

        The unaudited consolidated balance sheets as of June 30, 2002 and 2001and unaudited statements of loss and retained earnings (deficit) and cash flows for the six months ended June 30, 2002 and 2001 of Dumex Medical Inc. are filed herewith as Exhibit 99.2.

(b) Pro Forma Financial Information.

        The unaudited pro forma combined balance sheet at June 30, 2002 and the unaudited pro forma combined statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001 of the Registrant and Dumex Medical Inc. are filed herewith as Exhibit 99.3.

(c) Exhibits.

23.1	Consent of Ernst & Young LLP

23.2	Consent of BDO Dunwoody LLP

99.1	Audited consolidated balance sheets as of December 31, 2001 and 2000 and audited consolidated statements of loss and retained earnings (deficit) and cash flows for the year ended December 31, 2001 and 2000 of Dumex Medical Inc.

99.2	Unaudited consolidated balance sheets as of June 30, 2002 and 2001 and unaudited statements of loss and retained earnings (deficit) and cash flows for the six months ended June 30, 2002 and 2001 of Dumex Medical Inc.

99.3	Unaudited pro forma combined balance sheet at June 30, 2002 and unaudited pro forma combined statements of operations for the six months ended June 30, 2002 and the year ended December 31, 2001 of the Registrant and Dumex Medical Inc.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: November 11, 2002	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer